Exhibit 99.2

Media contact: Jennifer Garber

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June 12, 2023

Duke Energy to sell utility scale Commercial Renewables business to Brookfield for $2.8 billion

▪	Transaction expected to close by year-end 2023
▪	Duke Energy to focus on significant regulated clean energy growth opportunities

CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced it has reached an agreement to sell its unregulated utility scale Commercial Renewables business to Brookfield Renewable (“Brookfield”), one of the world's largest owners and operators of renewable power and climate transition assets, at an enterprise value of approximately $2.8 billion, including non-controlling tax equity interests and the assumption of debt.

Duke Energy’s expected net proceeds from this transaction are approximately $1.1 billion, subject to certain customary adjustments. Duke Energy will utilize the proceeds to strengthen its balance sheet and avoid additional holding company debt issuances. This will allow the company to focus on the growth of its regulated businesses, including investments to enhance grid reliability and help incorporate over 30,000 megawatts of regulated renewable energy into its system by 2035.

“As one of the country’s largest renewable energy operators, Brookfield has the resources to support the continued growth and success of the Commercial Renewables’ portfolio,” said Lynn Good, Duke Energy chair, president and CEO. “This sale is an important step in our transition into a purely regulated company with significant grid and clean energy investment plans that will deliver benefits to our customers and stakeholders.”

The sale agreement for the Commercial Renewables business platform includes more than 3,400 megawatts (alternating current) of utility scale solar, wind and battery storage across the U.S., net of joint venture partners ownership, in addition to operations, new project development, and current projects under construction. The primary operations of the Commercial Renewables business will remain in Charlotte, N.C. and the Duke Energy employees that support the business will transition over to Brookfield to maintain business continuity for its operations and customers.

“With this acquisition, we are adding a scale operating renewable platform with a full suite of in-house capabilities and a proven management team experienced in operations and development,” said Connor Teskey, CEO of Brookfield Renewable. “We are also adding to our pipeline of renewable development projects, solidifying our position as one of the largest renewable energy businesses in the U.S. with almost 90,000 megawatts of operating and development assets.”

The sale is subject to satisfaction of customary closing conditions, including regulatory approval by the Federal Energy Regulatory Commission and the expiration of the waiting period under the Hart-Scott-Rodino Act. The sale is expected to close by the end of 2023.

Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are serving as financial advisors to Duke Energy for this transaction. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Duke Energy.

Duke Energy also continues to make strong progress on a separate sale underway for its distributed energy business, which is also expected to close by year-end 2023.

Duke Energy

Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 8.2 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 50,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,600 people.

Duke Energy is executing an aggressive clean energy transition to achieve its goals of net-zero methane emissions from its natural gas business by 2030 and net-zero carbon emissions from electricity generation by 2050. The company has interim carbon emission targets of at least 50% reduction from electric generation by 2030, 50% for Scope 2 and certain Scope 3 upstream and downstream emissions by 2035, and 80% from electric generation by 2040. In addition, the company is investing in major electric grid enhancements and energy storage and exploring zero-emission power generation technologies such as hydrogen and advanced nuclear.

Duke Energy was named to Fortune’s 2023 “World’s Most Admired Companies” list and Forbes’ “World’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

Brookfield Renewable

Brookfield Renewable operates one of the world’s largest publicly traded, pure-play renewable power platforms. Our portfolio consists of hydroelectric, wind, utility-scale solar and storage facilities in North America, South America, Europe and Asia, and totals approximately 31,600 megawatts of installed capacity and a development pipeline including approximately 131,900 megawatts of renewable power assets, 12 million metric tonnes per annum ("MMTPA") of carbon capture and storage, 2 million tons of recycled material, 4 million metric million British thermal units of renewable natural gas pipeline, a solar manufacturing facility capable of producing 5,000 MW of panels annually and 1 MMTPA green ammonia facility powered entirely by renewable energy. Investors can access its portfolio either through Brookfield Renewable Partners L.P. (NYSE: BEP; TSX: BEP.UN), a Bermuda-based limited partnership, or Brookfield Renewable Corporation (NYSE, TSX: BEPC), a Canadian corporation. For more information please visit https://bep.brookfield.com/ or https://bep.brookfield.com/bepc.

Brookfield Renewable is the flagship listed renewable power company of Brookfield Corporation, a leading global alternative asset manager with over $825 billion of assets under management.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

◦	The ability to implement our business strategy, including our carbon emission reduction goals;

◦	State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

◦	The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

◦	The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

◦	The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

◦	The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;

◦	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

◦	Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

◦	Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;

◦	Advancements in technology;

◦	Additional competition in electric and natural gas markets and continued industry consolidation;

◦	The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

◦	Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns and costs related thereto;

◦	The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the United States electric grid or generating resources;

◦	Operational interruptions to our natural gas distribution and transmission activities;

◦	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

◦	The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

◦	The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

◦	The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

◦	The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;

◦	Credit ratings of the Duke Energy Registrants may be different from what is expected;

◦	Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

◦	Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

◦	Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

◦	The ability to control operation and maintenance costs;

◦	The level of creditworthiness of counterparties to transactions;

◦	The ability to obtain adequate insurance at acceptable costs;

◦	Employee workforce factors, including the potential inability to attract and retain key personnel;

◦	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

◦	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities, as well as the successful sale of the Commercial Renewables Disposal Groups;

◦	The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

◦	The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

◦	The impacts from potential impairments of goodwill or equity method investment carrying values;

◦	Asset or business acquisitions and dispositions may not yield the anticipated benefits; and

◦	The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.

Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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